UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT  Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest Event Reported):  June 14, 2010

KBW, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33138	13-4055775
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

787 Seventh Avenue New York, New York (Address of principal executive offices)		10019 (Zip Code)

Registrant’s telephone number, including area code: (212) 887-7777 Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a- 12(b))

□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

          The 2010 annual meeting of stockholders (the “Meeting”) of KBW, Inc., a Delaware corporation (the “Company”), was held on June 14, 2010. 28,621,456 shares of common stock, or approximately 80.65% of all shares then issued, outstanding and eligible to vote at the Meeting, were present at the Meeting in person or by proxy. At the Meeting, Company stockholders considered the following two proposals:

(1) the election of two Class III Directors to serve on the Board of Directors until the 2013 annual meeting of stockholders, and

(2) the ratification of KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm (independent auditors) for the fiscal year ending December 31, 2010.

Proposal 1 — Election of Class III Directors. At the Meeting, the stockholders elected each of Thomas B. Michaud and James K. Schmidt as a Class III Director, to serve for a three-year term expiring at the 2013 annual meeting of stockholders. The final voting results of the shares of common stock present at the Meeting, voting as a single class, on the election of each such Director, were as follows:

Nominee	For	Withheld	Broker Non-Votes
Thomas B. Michaud	24,988,442	2,653,078	979,936
James K. Schmidt	26,843,944	797,576	979,936

Proposal 2 — Ratification of the Appointment of KPMG as the Company’s Independent Registered Public Accounting Firm. The final voting results of the shares of common stock present at the Meeting, voting as a single class, on the ratification of the appointment of KPMG as the Company’s independent registered public accounting firm for the year ending December 31, 2010, were as follows:

For	Against	Abstain
28,015,559	407,394	198,503

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  June 15, 2010

KBW, INC.

By:	/s/ Mitchell B. Kleinman
Name:	Mitchell B. Kleinman
Title:	General Counsel